UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 20, 2022

Date of Report (date of earliest event reported)

Parabellum Acquisition Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-40845	86-2219674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3811 Turtle Creek Blvd.,Suite 2125

Dallas, TX 75219

(Address of principal executive offices)

(972) 591-8349

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and three-quarters of one redeemable warrant	PRBM.U	New York Stock Exchange
Shares of Class A common stock, par value $0.0001 per share	PRBM	New York Stock Exchange
Redeemable warrants, each full warrant exercisable for one share of Class A common stock for an exercise price of $11.50 per share	PRBM.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 20, 2022, the Company held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation that extends the date by which the Company must consummate a business combination transaction from March 30, 2023 on a monthly basis up to September 30, 2023 (the date which is 24 months from the closing date of the Company’s initial public offering of units) by depositing $185,000 into the Company’s trust account (the “Trust Account”) for each one month extension. The certificate of amendment was filed with the Delaware Secretary of State and has an effective date of December 20, 2022.

The foregoing description of the certificate of amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the certificate of amendment, a copy of which is filed herewith as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Special Meeting, of the 17,968,750 shares of common stock outstanding and entitled to vote, 13,653,777 shares were represented, constituting a quorum. The final results for the matter submitted to a vote of stockholders at the Special Meeting are as follows:

Proposal 1: The stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company must consummate a business combination transaction from March 30, 2023 on a monthly basis up to September 30, 2023 (i.e., for a period of time ending 24 months from the consummation of its initial public offering), must deposit into the Trust Account for each one-month extension funds equal to $185,000, by the votes set forth in the table below:

For	Against	Abstained
13,598,996	50,527	4,254

No other items were presented for stockholder approval at the Special Meeting.

Item 7.01	Regulation FD Disclosure.

The information set forth below under this Item 7.01 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

In connection with Proposal 1 to amend the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company must consummate a business combination transaction from March 30, 2023 on a monthly basis up to September 30, 2023 (the date which is 24 months from the closing date of the Company’s initial public offering of units), stockholders elected to redeem 12,142,026 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), which represents approximately 85% of the shares that were part of the units that were sold in the Company’s initial public offering. Following such redemptions, approximately $22.747 million will remain in the trust account and 2,232,974 shares of Class A Common Stock will remain issued and outstanding.

On December 20, 2022, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation

99.1	Press Release, dated December 20, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2022

PARABELLUM ACQUISITION CORP.

By:	/s/ Narbeh Derhacobian
Name:	Narbeh Derhacobian
Title:	Chief Executive Officer and President